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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant

                                                     State of              Percentage
                                                     Incorporation         Ownership
                                                     -------------         ----------
Pinnacle Bank (1)                                    Alabama               100%
First General Service(s) Corporation (2)             Alabama               100%
First General Ventures Corporation (2)               Alabama               100%


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(1)  Subsidiary of the Registrant.
(2)  Subsidiary of Pinnacle Bank.